Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID REPORTS NET INCOME OF $21.5 MILLION AND ADJUSTED EBITDA

OF $346.8 MILLION FOR SECOND QUARTER FISCAL 2016

•	Second Quarter Net Income of $21.5 Million and Net Income per Diluted Share of $0.02, Compared to Prior Year’s Second Quarter Net Income of $127.8 Million and Net Income per Diluted Share of $0.13

•	Second Quarter Adjusted EBITDA of $346.8 Million Compared to Adjusted EBITDA of $364.2 Million in Prior Year’s Second Quarter

•	Completes Previously Announced Acquisition of EnvisionRx

•	Rite Aid Updates Outlook for Fiscal 2016

CAMP HILL, Pa. (Sept. 17, 2015) - Rite Aid Corporation (NYSE: RAD) today reported operating results for its fiscal second quarter ended August 29, 2015. The company reported revenues of $7.7 billion, net income of $21.5 million or $0.02 per diluted share, and Adjusted EBITDA of $346.8 million, or 4.5 percent of revenues.

“The second quarter was pivotal for Rite Aid as we completed the acquisition of EnvisionRx and worked as a team to accelerate our transformation into a retail healthcare company,” said Rite Aid Chairman and CEO John Standley. “EnvisionRx made positive contributions to our performance as our Pharmacy Services Segment* delivered results that were in line with our expectations. We will continue to focus on key initiatives like wellness+ with Plenti, flu immunizations and Wellness store remodels to drive performance in our retail segment as we also leverage EnvisionRx’s suite of services to create unique and integrated offerings in the healthcare marketplace.”

Second Quarter Summary

Revenues for the quarter were $7.7 billion versus revenues of $6.5 billion in the prior year’s second quarter, an increase of $1.2 billion or 17.5 percent. Retail Pharmacy Segment revenues were $6.6 billion and increased 1.9 percent primarily as a result of an increase in same store sales. Pharmacy Services Segment revenues were $1.1 billion from the date of the acquisition of EnvisionRx, which was June 24, 2015 through the end of the quarter.

*Pharmacy Services Segment consists of results from EnvisionRx

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Rite Aid FY 2016 Q2 Press Release - page 2

Same store drugstore sales for the Retail Pharmacy Segment increased 2.1 percent over the prior year, consisting of a 0.3 percent increase in front-end sales and a 2.8 percent increase in pharmacy sales. Pharmacy sales included an approximate 223 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores increased 0.2 percent over the prior year period. Prescription sales accounted for 69.3 percent of total drugstore sales, and third party prescription revenue was 97.8 percent of pharmacy sales.

Net income was $21.5 million or $0.02 per diluted share compared to last year’s second quarter net income of $127.8 million or $0.13 per diluted share. The decline in net income resulted primarily from a $33.2 million loss on debt retirement related to the redemption of the company’s 8.00% senior secured notes, higher depreciation and amortization expense related to EnvisionRx and an increase in capital spending, higher interest and transaction costs incurred in connection with the company’s acquisition of EnvisionRx, and the cycling of a prior year benefit of approximately $40 million related to the Company’s transition to its new drug purchasing and delivery arrangement with McKesson.

Adjusted EBITDA (which is reconciled to net income on the attached table) was $346.8 million or 4.5 percent of revenues for the second quarter compared to $364.2 million or 5.6 percent of revenues for the like period last year. After taking into effect the prior year benefit of $40 million related to the Company’s transition to its new drug purchasing and delivery arrangement, Adjusted EBITDA increased by $22.6 million. This increase was due to $33.2 million of Pharmacy Services Segment Adjusted EBITDA, partially offset by a decline in Retail Pharmacy Segment gross margin, which was due to lower pharmacy reimbursement, partially offset by lower drug purchasing costs.

In the second quarter, the company relocated 3 stores and remodeled 119 stores, bringing the total number of wellness stores chainwide to 1,859. The company also opened 2 new stores, acquired 2 stores, and closed 9 stores, resulting in a total store count of 4,561 at the end of the second quarter. The Company also opened 5 clinics in the second quarter, bringing the total to 70.

Rite Aid Updates Fiscal 2016 Guidance

Rite Aid has updated its fiscal 2016 guidance to reflect more recent sales trends and additional expected amortization expense from EnvisionRx. The midpoint of Adjusted EBITDA guidance remains unchanged. Total revenues are expected to be between $30.8 billion and $31.1 billion. Retail drugstore sales are expected to be between $26.7 billion and $27.0 billion and same store sales to range from an increase of 1.5 percent to an increase of 2.5 percent over fiscal 2015. Adjusted EBITDA (which is reconciled to net income on the attached table) guidance is expected to be between $1.360 billion and $1.440 billion and net income is expected to be between $125 million and $195 million or income per diluted share of $0.12 to $0.19. Capital expenditures are expected to be approximately $665 million.

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Rite Aid FY 2016 Q2 Press Release - page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. Slides related to materials discussed on the call will be available on both sites. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Sept. 19, 2015. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 34603858.

Rite Aid is one of the nation’s leading drugstore chains with 4,561 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

Statements, including guidance, in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements, general economic, market and competitive conditions, our ability to improve the operating performance of our stores in accordance with our long term strategy, the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order, our ability to manage expenses and our investments in working capital, outcomes of legal and regulatory matters and changes in legislation or regulations, including healthcare reform. These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

See the attached table for a reconciliation of a non-GAAP financial measure, Adjusted EBITDA to net income, the most comparable GAAP financial measure. We define Adjusted EBITDA as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements and other items (including stock-based compensation expense, sale of assets and investments and revenue deferrals related to our customer loyalty program).

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	August 29, 2015	February 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$152,647	$115,899
Accounts receivable, net	1,872,976	980,904
Inventories, net of LIFO reserve of $1,009,501 and $997,528	2,902,749	2,882,980
Deferred tax assets	17,823	17,823
Prepaid expenses and other current assets	140,939	224,152
Total current assets	5,087,134	4,221,758
Property, plant and equipment, net	2,198,674	2,091,369
Goodwill	1,533,827	76,124
Other intangibles, net	1,225,531	421,480
Deferred tax assets	1,617,311	1,766,349
Other assets	316,754	286,172
Total assets	$11,979,231	$8,863,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$29,002	$100,376
Accounts payable	1,594,411	1,133,520
Accrued salaries, wages and other current liabilities	1,703,545	1,193,419
Deferred tax liabilities	57,622	57,685
Total current liabilities	3,384,580	2,485,000
Long-term debt, less current maturities	7,361,079	5,483,415
Lease financing obligations, less current maturities	54,232	61,152
Other noncurrent liabilities	749,637	776,629
Total liabilities	11,549,528	8,806,196

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,045,622	988,558
Additional paid-in capital	4,795,106	4,521,023
Accumulated deficit	(5,366,370)	(5,406,675)
Accumulated other comprehensive loss	(44,655)	(45,850)
Total stockholders' equity	429,703	57,056
Total liabilities and stockholders' equity	$11,979,231	$8,863,252

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen weeks ended August 29, 2015	Thirteen weeks ended August 30, 2014
Revenues	$7,664,776	$6,522,584
Costs and expenses:
Cost of goods sold	5,742,485	4,628,005
Selling, general and administrative expenses	1,725,826	1,640,524
Lease termination and impairment charges	9,637	7,111
Interest expense	115,410	100,950
Loss on debt retirements, net	33,205	-
Loss (gain) on sale of assets, net	281	(1,715)

	7,626,844	6,374,875

Income before income taxes	37,932	147,709
Income tax expense	16,463	19,860
Net income	$21,469	$127,849

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$21,469	$127,849
Add back - Interest on convertible notes	-	1,364
Income attributable to common stockholders - diluted	$21,469	$129,213

Denominator:
Basic weighted average shares	1,029,793	970,664
Outstanding options and restricted shares, net	19,341	26,132
Convertible notes	-	24,796

Diluted weighted average shares	1,049,134	1,021,592

Basic and diluted income per share	$0.02	$0.13

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six weeks ended August 29, 2015	Twenty-six weeks ended August 30, 2014
Revenues	$14,312,337	$12,988,115
Costs and expenses:
Cost of goods sold	10,530,516	9,290,557
Selling, general and administrative expenses	3,425,411	3,284,878
Lease termination and impairment charges	14,659	11,959
Interest expense	239,017	201,770
Loss on debt retirements, net	33,205	-
Loss (gain) on sale of assets, net	320	(2,085)

	14,243,128	12,787,079

Income before income taxes	69,209	201,036
Income tax expense	28,904	31,741
Net income	$40,305	$169,295

Basic and diluted earnings per share:

Numerator for earnings per share:
Net income	$40,305	$169,295
Add back - Interest on convertible notes	-	2,728
Income attributable to common stockholders - diluted	$40,305	$172,023

Denominator:
Basic weighted average shares	1,008,242	966,997
Outstanding options and restricted shares, net	18,959	26,141
Convertible notes	-	24,796

Diluted weighted average shares	1,027,201	1,017,934

Basic income per share	$0.04	$0.18
Diluted income per share	$0.04	$0.17

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Thirteen weeks ended August 29, 2015	Thirteen weeks ended August 30, 2014
Net income	$21,469	$127,849
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $398 and $0 tax expense	598	660
Total other comprehensive income	598	660
Comprehensive income	$22,067	$128,509

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(unaudited)

	Twenty-six weeks ended August 29, 2015	Twenty-six weeks ended August 30, 2014
Net income	$40,305	$169,295
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $796 and $0 tax expense	1,195	1,319
Total other comprehensive income	1,195	1,319
Comprehensive income	$41,500	$170,614

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended August 29, 2015	Thirteen weeks ended August 30, 2014

Retail Pharmacy Segment
Revenues (a)	$6,647,243	$6,522,584
Cost of goods sold (a)	4,786,730	4,628,005
Gross profit	1,860,513	1,894,579
LIFO charge	5,986	1,544
FIFO gross profit	1,866,499	1,896,123

Gross profit as a percentage of revenues	27.99%	29.05%
LIFO charge as a percentage of revenues	0.09%	0.02%
FIFO gross profit as a percentage of revenues	28.08%	29.07%

Selling, general and administrative expenses	1,678,909	1,640,524
Selling, general and administrative expenses as a percentage of revenues	25.26%	25.15%

Cash interest expense	109,796	96,558
Non-cash interest expense	5,608	4,392
Total interest expense	115,404	100,950

Adjusted EBITDA	313,602	364,166
Adjusted EBITDA as a percentage of revenues	4.72%	5.58%

Pharmacy Services Segment
Revenues (a)	$1,071,889
Cost of goods sold (a)	1,010,111
Gross profit	61,778

Gross profit as a percentage of revenues	5.76%

Adjusted EBITDA	33,222
Adjusted EBITDA as a percentage of revenues	3.10%

(a) - Revenues and cost of goods sold include $54,356 of inter-segment activity that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION
(Dollars in thousands)
(unaudited)

	Twenty-six weeks ended August 29, 2015	Twenty-six weeks ended August 30, 2014

Retail Pharmacy Segment
Revenues (a)	$13,294,804	$12,988,115
Cost of goods sold (a)	9,574,761	9,290,557
Gross profit	3,720,043	3,697,558
LIFO charge	11,973	3,089
FIFO gross profit	3,732,016	3,700,647

Gross profit as a percentage of revenues	27.98%	28.47%
LIFO charge as a percentage of revenues	0.09%	0.02%
FIFO gross profit as a percentage of revenues	28.07%	28.49%

Selling, general and administrative expenses	3,378,494	3,284,878
Selling, general and administrative expenses as a percentage of revenues	25.41%	25.29%

Cash interest expense	212,558	192,993
Non-cash interest expense	26,453	8,777
Total interest expense	239,011	201,770

Adjusted EBITDA	612,865	646,779
Adjusted EBITDA as a percentage of revenues	4.61%	4.98%

Pharmacy Services Segment
Revenues (a)	$1,071,889
Cost of goods sold (a)	1,010,111
Gross profit	61,778

Gross profit as a percentage of revenues	5.76%

Adjusted EBITDA	33,222
Adjusted EBITDA as a percentage of revenues	3.10%

(a) - Revenues and cost of goods sold include $54,356 of inter-segment activity that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Thirteen weeks ended August 29, 2015	Thirteen weeks ended August 30, 2014

Reconciliation of net income to adjusted EBITDA:
Net income	$21,469	$127,849
Adjustments:
Interest expense	115,410	100,950
Income tax expense	16,463	19,860
Depreciation and amortization	127,699	101,484
LIFO charge	5,986	1,544
Lease termination and impairment charges	9,637	7,111
Loss on debt retirements, net	33,205	-
Other	16,955	5,368
Adjusted EBITDA	$346,824	$364,166
Percent of revenues	4.52%	5.58%

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Twenty-six weeks ended August 29, 2015	Twenty-six weeks ended August 30, 2014
Reconciliation of net income to adjusted EBITDA:
Net income	$40,305	$169,295
Adjustments:
Interest expense	239,017	201,770
Income tax expense	28,904	31,741
Depreciation and amortization	237,348	204,589
LIFO charge	11,973	3,089
Lease termination and impairment charges	14,659	11,959
Loss on debt retirements, net	33,205	-
Other	40,676	24,336
Adjusted EBITDA	$646,087	$646,779
Percent of revenues	4.51%	4.98%

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen weeks ended August 29, 2015	Thirteen weeks ended August 30, 2014

OPERATING ACTIVITIES:
Net income	$21,469	$127,849
Adjustments to reconcile to net cash (used in) provided by operating activities:
Depreciation and amortization	127,699	101,484
Lease termination and impairment charges	9,637	7,111
LIFO charge	5,986	1,544
Loss (gain) on sale of assets, net	281	(1,715)
Stock-based compensation expense	8,831	5,736
Loss on debt retirements, net	33,205	-
Changes in deferred taxes	(7,966)	-
Excess tax benefit on stock options and restricted stock	(18,049)	(16,536)
Changes in operating assets and liabilities:
Accounts receivable	(2,908)	(40,906)
Inventories	(80,673)	9,542
Accounts payable	(47,806)	(113,074)
Other assets and liabilities, net	(75,969)	41,448
Net cash (used in) provided by operating activities	(26,263)	122,483
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(130,646)	(99,291)
Intangible assets acquired	(29,169)	(20,437)
Acquisition of businesses, net of cash acquired	(1,779,571)	(4,487)
Proceeds from dispositions of assets and investments	3,243	4,229
Net cash used in investing activities	(1,936,143)	(119,986)
FINANCING ACTIVITIES:
Net proceeds from revolver	869,000	54,000
Principal payments on long-term debt	(655,640)	(8,180)
Change in zero balance cash accounts	(17,034)	(48,967)
Net proceeds from the issuance of common stock	4,727	3,887
Financing fees paid for early debt redemption	(26,003)	-
Excess tax benefit on stock options and restricted stock	18,049	16,536
Deferred financing costs paid	(175)	(18)
Net cash provided by financing activities	192,924	17,258
(Decrease) increase in cash and cash equivalents	(1,769,482)	19,755
Cash and cash equivalents, beginning of period	1,922,129	166,003
Cash and cash equivalents, end of period	$152,647	$185,758

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$130,646	$99,291
Intangible assets acquired	29,169	20,437
Total cash capital expenditures	159,815	119,728
Equipment received for noncash consideration	1,466	1,337
Equipment financed under capital leases	471	2,242
Gross capital expenditures	$161,752	$123,307

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Twenty-six weeks ended August 29, 2015	Twenty-six weeks ended August 30, 2014

OPERATING ACTIVITIES:
Net income	$40,305	$169,295
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	237,348	204,589
Lease termination and impairment charges	14,659	11,959
LIFO charge	11,973	3,089
Loss (gain) on sale of assets, net	320	(2,085)
Stock-based compensation expense	16,201	9,892
Loss on debt retirements, net	33,205	-
Changes in deferred taxes	1,574	-
Excess tax benefit on stock options and restricted stock	(20,869)	(27,058)
Changes in operating assets and liabilities:
Accounts receivable	8,119	441
Inventories	(24,469)	68,917
Accounts payable	31,909	(26,750)
Other assets and liabilities, net	(8,703)	(50,058)
Net cash provided by operating activities	341,572	362,231
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(271,683)	(193,633)
Intangible assets acquired	(43,462)	(40,023)
Acquisition of businesses, net of cash acquired	(1,779,571)	(69,793)
Proceeds from dispositions of assets and investments	6,081	6,102
Net cash used in investing activities	(2,088,635)	(297,347)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,800,000	1,152,293
Net proceeds from revolver	728,000	5,000
Principal payments on long-term debt	(661,217)	(1,165,623)
Change in zero balance cash accounts	(51,309)	(57,545)
Net proceeds from the issuance of common stock	8,105	14,791
Financing fees paid for early debt redemption	(26,003)	-
Excess tax benefit on stock options and restricted stock	20,869	27,058
Deferred financing costs paid	(34,634)	(1,506)
Net cash provided by (used in) financing activities	1,783,811	(25,532)
Increase in cash and cash equivalents	36,748	39,352
Cash and cash equivalents, beginning of period	115,899	146,406
Cash and cash equivalents, end of period	$152,647	$185,758

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$271,683	$193,633
Intangible assets acquired	43,462	40,023
Total cash capital expenditures	315,145	233,656
Equipment received for noncash consideration	2,011	1,337
Equipment financed under capital leases	1,271	3,925
Gross capital expenditures	$318,427	$238,918

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE

YEAR ENDING FEBRUARY 27, 2016

(In thousands, except per share amounts)

(unaudited)

	Guidance Range
	Low	High

Total revenues	$30,800,000	$31,100,000

Drugstore sales	$26,700,000	$27,000,000

Same store sales	1.50%	2.50%

Gross capital expenditures	$665,000	$665,000

Reconciliation of net income to adjusted EBITDA:
Net income	$125,000	$195,000
Adjustments:
Interest expense	455,000	455,000
Income tax expense	90,000	135,000
Depreciation and amortization	507,000	502,000
LIFO charge	30,000	10,000
Loss on debt retirement	33,000	33,000
Store closing and impairment charges	55,000	45,000
Other	65,000	65,000
Adjusted EBITDA	$1,360,000	$1,440,000

Diluted income per share	$0.12	$0.19